ABAKAN, INC.

UNAUDITED PROFORMA COMBINED INFORMATION

For the nine months ended February 28, 2011 and for the year ended May 31, 2010

TABLE OF CONTENTS

Page

Basis of presentation                                                                                                                     F-2

Unaudited pro forma condensed balance sheets

      for the nine months ended February 28, 2011                                                                            F-3

Unaudited pro forma condensed statements of operations

      for the year ended May 31, 2010                                                                                              F-5

Unaudited pro forma condensed statements of operations

      for the nine months ended February 28, 2011                                                                            F-6

Notes to pro forma combined balance sheets and statements of operation                                         F-7

Basis of presentation

The following unaudited pro forma financial information of Abakan, Inc. (“Company,” “us,” “our,” and “we”) is based on the historical financial statements of the Company.  The combined balance sheet and statement of operations of the Company for the nine months ended February 28, 2011, have been prepared as if the acquisition of fifty-one percent (51%) of MesoCoat, Inc. (“MesoCoat”) had occurred on June 1, 2010, the first day of the fiscal year of the registrant.

Such unaudited pro forma financial information should be read in conjunction with the historical financial statements of the Company for the years ended May 31, 2010 and 2009, including the notes thereto, which were filed as part of the Company’s Form 10-K, filed with the Securities and Exchange Commission on December 21, 2010.  The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have occurred if the consolidation of MesoCoat had been completed on the dates indicated, nor does it purport to represent the Company’s results of operations as of any future date or for any future period.  The pro forma combined balance sheet and statement of operations of the Company only include the consolidation of MesoCoat.  In addition, the pro forma combined financial statements are based upon fair value of the assets and liabilities consolidated from MesoCoat.  Management believes all material adjustments necessary to reflect the effect of the consolidation have been made to the unaudited pro forma financial information.

ABAKAN, INC. (Formerly known as Waste to Energy Group, Inc.) (A DEVELOPMENT STAGE ENTERPRISE) UNAUDITED PROFORMA CONDENSED BALANCE SHEETS For the nine months ended February 28, 2011													Proforma
													Combined
								Proforma					Adjusted
								Combined					Abakan, Inc.
							Non-	Abakan, Inc.					Mesocoat, Inc
			Consolidation Entries - Mesocoat				controlling	and	Consolidation Entries - Powdermet				and
ASSETS	Abakan, Inc.	Mesocoat, Inc.	Ref	Debit	Ref	Credit	Interest	Mesocoat, Inc	Ref	Debit	Ref	Credit	Powdermet
	(unaudited)	(unaudited)						(unaudited)					(unaudited)
Current Assets
Cash and cash equivalents	$ 3,662	$ 801,250	b	1,540,000
			c	1,540,000	a	1,540,000		$ 2,344,912	Q	1,200,000	P	1,200,000	$ 2,344,912
Accounts receivable	-	87,988						87,988					87,988
Note receivable - related party	4,500	-						4,500					4,500
Prepaid expenses	1,246	2,500						3,746					3,746
Prepaid expenses - related party	-	-						-					-

Total Current Assets	9,408	891,738						2,441,146					2,441,146

Non-Current Assets
Computer equipment, net	2,020	-						2,020					2,020
Website, net	875	-						875					875
Property and Equipment	-	793,953						793,953					793,953
Patents and licenses. Net	-	134,909						134,909					134,909
Investment deposit on Powdermet investment	500,000	-						500,000			P	500,000	-
Investment deposit on Mesocoat investment	1,260,000	-			a	1,260,000		-					-
Investment in Minority Interest - Mesocoat	876,951	-	I	343,474	A2	3,048,731
			a	2,800,000	S	1,871,284
			R	2,628,021	Z	1,716,371
					W	12,060		(0)					(0)
Investment in Minority Interest - Powdermet								-	P	1,200,000
									P	500,000			1,700,000
Financing fees, net	-	4,192						4,192					4,192
Goodwill	-	-	A2	5,977,905				5,977,905					5,977,905

	2,639,846	933,054						7,413,853					8,613,853

Total Assets	$ 2,649,254	$ 1,824,792						$ 9,854,999					$ 11,054,999

ABAKAN, INC. (Formerly known as Waste to Energy Group, Inc.) (A DEVELOPMENT STAGE ENTERPRISE) UNAUDITED PROFORMA CONDENSED BALANCE SHEETS For the nine months ended February 28, 2011
Proforma
Combined
								Proforma					Adjusted
								Combined					Abakan, Inc.,
							Non-	Abakan, Inc.					Mesocoat, Inc
LIABILITIES AND			Consolidation Entries - Mesocoat				controlling	and	Consolidation Entries - Powdermet				and
STOCKHOLDERS' EQUITY	Abakan, Inc.	Mesocoat, Inc.	Ref	Debit	Ref	Credit	Interest	Mesocoat, Inc	Ref	Debit	Ref	Credit	Powdermet
	(unaudited)	(unaudited)						(unaudited)					(unaudited)

CURRENT LIABILITIES

Accounts payable and accruals	$ 204,710	$ 256,001						460,711				460,711
Accounts payable - related parties	174,540	-						174,540				174,540
Current portion - capital lease obligation	-	12,262						12,262				12,262
Loans Payable	153,697	323,147			c	1,540,000		2,016,844		Q	1,200,000	3,216,844
Accrued interest - loans payable	22,639	-						22,639				22,639
Loan payable- related party	75,760	-						75,760				75,760
Accrued interest - related party	811	-						811				811
Accrued Liabilities	391,304	32,405						423,709				423,709
Total Current Liabilities	1,023,461	623,815						3,187,276				4,387,276

LONG TERM LIABILITIES

Long term debt, net of discount	-	69,024						69,024				69,024
Capital lease obligation, net of current portion	-	12,986						12,986				12,986

Total Long Term Liabilities	-	82,010						82,010				82,010
TOTAL LIABILITIES	1,023,461	705,825						3,269,286				4,469,286

STOCKHOLDERS' EQUITY
Abakan Shareholders' Equity
Preferred Stock, $0.0001 par value
Common stock, par value $0.0001	5,833	2,293	S	3,155	b	862		5,833				5,833
Paid in capital	6,336,001	1,520,469	S	4,319,607	b	2,799,138		6,336,001				6,336,001
Subscription receivable	(1,750)	-						(1,750)				(1,750)
Subscription payable	-	1,260,000	b	1,260,000				-				-
Contributed Capital	5,050	-						5,050				5,050
Accumulated deficit during the development stage	(4,719,342)	(1,663,797)	W	12,060	S	653,578
					R	343,474
					I	2,628,021
					Y	495,007		(2,275,117)				(2,275,117)
Total Abakan Stockholders' Equity	1,625,792	1,118,965						4,070,017				4,070,017
Noncontrolling interest in affiliate	-	-						-				-
Noncontrolling interest in Mesocoat - 06.01.10			Z	1,716,371	A2	2,929,173	(1,212,802)
Noncontrolling interest in Mesocoat - 02.28.11			Y	495,007	S	1,797,900	(1,302,893)	2,515,695				2,515,695
												-
Total Stockholders' Equity								6,585,713				6,585,713
Total Liabilities and Stockholders' Equity	$ 2,649,254	$ 1,824,792		$ 22,635,600		$ 22,635,600		$ 9,854,999	$ 2,900,000		$2,900,000	$ 11,054,999

Abakan shares issued and outstanding	58,335,000	229,334						58,335,000				58,335,000

Exhibit 99.5

ABAKAN, INC. (Formerly known as Waste to Energy Group, Inc.) (A DEVELOPMENT STAGE ENTERPRISE) UNAUDITED PROFORMA CONDENSED STATEMENTS OF OPERATIONS For the nine months ended February 28, 2011

									Proforma
								Non-	Adjusted
			Consolidation Entries					controlling	Combined
	Abakan Inc.	MesoCoat, Inc.	Ref	Debit	Ref	Credit		Interest	Abakan Inc.
	(unaudited)	(unaudited)							(unaudited)
REVENUES
Commercial	$ -	$ 41,226							$ 41,226
Contract and grants	-	1,278,550							1,278,550
Other income	-	22,317							22,317
Total Revenues	-	1,342,094							1,342,094
COST OF REVENUES	-	1,548,736							1,548,736
GROSS PROFIT	-	(206,642)							(206,642)

EXPENSES
General and Administrative	146,015	311,797							457,812
Professional Fees	143,839	-							143,839
Professional Fees - Related party	45,000	-							45,000
Consulting	559,974	137,376							697,350
Consulting - Related party	265,700	-							265,700
Payroll and benefits expense	133,444	269,855							403,299
Depreciation	4,150	26,907							31,057
Amortization of Note Discount	-	40,044							40,044
Stock Expense on note Conversion	60,733	-							60,733
Stock options Expense	746,177	-							746,177
Total expenses	2,105,030	785,979							2,891,009
Loss from operations	(2,105,030)	(992,621)							(3,097,651)
Interest Expense
Interest - Loans	14,497	17,598							32,095
Interest - Related Party	811	-							811
Liquidated damages	250,000	-							250,000
Total interest expense	265,307	17,598							282,905
Interest Income	2,125	-							2,125
Gain on revaluation of MesoCoat Inv.	-	-			R	2,628,021			2,628,021
Loss on debt settlement	(1,583)	-							(1,583)
Equity in MesoCoat loss	(331,414)	-	W	12,060	I	343,474			0
Loss before provision for income taxes	(2,701,210)	(1,010,219)							(751,994)
Provision for income taxes	-	-							-
Net Loss	$ (2,701,210)	$ (1,010,219)							(751,994)
Less minority interest in affiliate's losses	-	-					Y	495,007	495,007
Net Loss attributable to Abakan	$ (2,701,210)	$ (1,010,219)							$ (256,987)

NET LOSS PER SHARE - BASIC AND DILUTED	$ (0.05)	$ (4.41)							*
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC AND DILUTED	56,546,209	229,334							56,546,209

                       * =  less than $(.01) per share

ABAKAN, INC. (Formerly known as Waste to Energy Group, Inc.) (A DEVELOPMENT STAGE ENTERPRISE) UNAUDITED PROFORMA CONDENSED STATEMENTS OF OPERATIONS For the year ended May 31, 2010

								Proforma
							Non-	Adjusted
			Consolidation Entries				controlling	Combined
	Abakan Inc.	MesoCoat, Inc.	Ref	Debit	Ref	Credit	Interest	Abakan Inc.
	(audited)	(audited)						(unaudited)
REVENUES
Commercial	$ -	$ 5,543						$ 5,543
Contract and grants	-	596,999						596,999
Other income	-	5,414						5,414
Total Revenues	-	607,956						607,956
COST OF REVENUES	-	677,008						677,008
GROSS PROFIT	-	(69,052)						(69,052)

EXPENSES
General and Administrative	74,529	149,694						224,223
Professional Fees	85,393	-						85,393
Professional Fees - Related party	35,000	-						35,000
Consulting	166,799	-						166,799
Consulting - Related party	512,000	-						512,000
Payroll and benefits expense	66,261	266,342						332,603
Depreciation	9,821	28,105						37,926
Amortization of Note Discount	-	53,584						53,584
Stock Expense on note Conversion	142,370	-						142,370
Stock options Expense	313,313	-						313,313

Total expenses	1,405,484	497,725						1,903,209
Loss from operations	(1,405,484)	(566,777)						(1,972,261)
Interest Expense
Interest - Loans	8,893	22,578						31,471
Interest - Related Party	2,038	-						2,038
Liquidated damages	-	-						-
Total interest expense	10,931	22,578						33,509
Interest Income	1,382	-						1,382
Gain on revaluation of MesoCoat Inv.	-	-						-
Loss on debt settlement	-	-						-
Equity in MesoCoat loss	(191,665)	-					191,665	-
Loss before provision for income taxes	(1,606,698)	(589,355)						(2,004,388)
Provision for income taxes	-	-						-
Net Loss	(1,606,698)	(589,355)						(2,004,388)
Less minority interest in affiliate's losses	-	-					288,784	288,784
Net Loss attributable to Abakan	$ (1,606,698)	$ (589,355)						$ (1,715,604)

NET LOSS PER SHARE - BASIC AND DILUTED	$ (0.03)	$ (2.57)						$ (0.03)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC AND DILUTED	52,393,630	229,334						52,393,630

Notes to Proforma combined Balance Sheets and Statements of Operations:

Share Purchase – Investment Agreement

On December 11, 2009 we entered into an Investment Agreement (“Agreement”) with MesoCoat and Powdermet Inc., MesoCoat’s then majority shareholder. Pursuant to the Agreement, we subscribed to a fully diluted thirty four percent (34%) equity interest in MesoCoat’s common stock in exchange for $1,400,000 and a series of options to acquire up to one hundred percent (100%) of MesoCoat’s common stock on the satisfaction of certain conditions. The closing of the Agreement also entitled us to appoint two directors to MesoCoat’s five person board of directors.

The initial option entitled us to subscribe to an additional seventeen percent (17%) equity interest in MesoCoat’s common stock in exchange for two million eight hundred thousand dollars ($2,800,000) within twelve (12) months of the closing date of the Agreement. Exercise of the initial option would increase our holdings to a fully diluted fifty one percent (51%) of our common stock and entitle us to offer an independent director to serve as one of the five appointed to MesoCoat’s board of directors. Further, the exercise of the initial option would cause the Shareholders Agreement, executed concurrently with the Agreement, to become effective. The Shareholders Agreement governs the actions of MesoCoat’s shareholders in certain aspects of corporate action and creates an obligation for existing shareholders and any new shareholders to be bound in like manner. The second option entitles us to subscribe to an additional twenty four percent (24%) equity interest in MesoCoat’s common stock in exchange for sixteen million dollars ($16,000,000) within twelve (12) months of the exercise of the initial option. Exercise of the second option would increase our holdings to a fully diluted seventy five percent (75%) of MesoCoat’s common stock and entitle us to appoint a fourth director to MesoCoat’s five person board of directors. The third option entitles outside shareholders of MesoCoat’s common stock, for a period of twelve (12) months after the exercise of the second option, to cause us to pay an aggregate amount of fourteen million six hundred thousand dollars ($14,600,000) payable in shares of our common stock or a combination of cash and stock, as provided in the Agreement, in exchange for all remaining shares of MesoCoat’s common stock, on a fully diluted basis, not then held by us. As of the year ended, May 31, 2010, we made the initial investment of $1,400,030 less offering costs of $35,040 for a thirty – four (34) percentage ownership of MesoCoat.

As of July 12, 2011 we executed our initial option for an additional 17% of MesoCoat, represented by approximately 86,156 shares of MesoCoat’s common stock, for the total purchase price of $2,800,000. We paid for this in cash as of this filing.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Abakan, Inc. and MesoCoat, Inc., its majority-owned subsidiary. All material intercompany accounts and transactions between the companies for the periods presented have been eliminated in consolidation.

Accounting Acquirer

We evaluated our investment in MesoCoat in accordance with ASC805, Business Combinations, accordingly to our evaluation of 805-10-55-12, we concluded that the accounting acquirer was the Company for this proforma presentation because after the close of this transaction the shareholders of the Company will hold majority voting power of MesoCoat. So we have eliminated the equity accounts and accumulated deficit of MesoCoat and left the accumulated deficit of the Company in our proforma balance sheet presentation.

Business combination in stages

We evaluated our investment in MesoCoat in accordance with ASC805, Business Combinations, and according to our evaluation of 805-10-25-9 and 10, we have classified this acquisition as a business combination achieved in stages. Accordingly, we have also revalued our previous investment in MesoCoat at our acquisition-date fair value and have recognized resulting gain in our earnings. Our computations are as follows:

Consideration transferred by Abakan	$32.50/share
December 10, 2009 (79,334 shares)	2,578,355
February 28, 2011 (86,156 shares)	2,800,070
Noncontrolling interest fair value (150,000 shares)	4,875,000
MesoCoat's total fair value at February 28, 2011	$10,253,425

Revalue of original 34% investment at 2.28.2011
Fair value of Abakan's 34% investment in MesoCoat	3,486,165
Book value of Abakan's 34% investment in MesoCoat	(858,144)
Gain on revaluation of MesoCoat to fair value	$2,628,021

Impairment of goodwill

The Company evaluates the carrying value of goodwill each interim period of each year and between evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies’ data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. The Company’s evaluation of goodwill completed during the current period resulted in no impairment losses.

Impairment of goodwill - continued

We evaluated for impairment the goodwill component of the acquisition of 51% of MesoCoat a couple of different ways, one way was consideration of the market value of MesoCoat’s stock price per share, the most recent share purchase was in December 10, 2009 for $17.64 per share of common stock, assuming that the share price is valid and we have not paid a premium for acquiring control in MesoCoat. The following table calculates that market value based upon the share valuation for the existing issued share to be the last outside purchase price, and including our recent share purchase completed:

Consideration transferred by Abakan
December 10, 2009 ($17.64 X 79,334 shares)	$ 1,399,452
February 28, 2011 ($32.50 X 86,156 shares)	2,800,070
Noncontrolling interest fair value ($17.64 X 150,000 shares)	2,646,000
MesoCoat's total fair value at February 28, 2011	$ 6,845,522

Based upon the above computations we can support the goodwill valuation as illustrated below:

MesoCoat's acquisition - date fair value (100%)	$ 6,845,522
MesoCoat's acquisition - date book value (100%)	(867,617)
Fair value in excess of book value - goodwill	$ 5,977,905

Based upon these analyses of the fair value supporting our goodwill, we feel that no impairment is needed in the current period.

Explanation of Proforma Adjusting Entries

Below we will explain each of the proforma adjusting entries and the basis and amounts for each:

Adjustment “a”         As part of the Share Purchase Agreement with MesoCoat we paid $2,800,000 for the additional 17% of MesoCoat. We had previously paid $1,260,000 as an investment deposit, and paid the balance of $1,540,000 in cash.

Investment in MesoCoat                                  $     2,800,000

Cash                                                                    (1,540,000)

Investment Deposit in MesoCoat                          (1,260,000)

    Net assets Acquired                                     $     - 0 -         .

Adjustment “b”            We adjusted for the additional share purchases from MesoCoat by us of approximately 86,156 shares of common stock of MesoCoat., including the following:

                                    Cash                                                                $  1,540,000

                                    Stock issuable                                                      1,260,000

                                    Common Stock                                                                       (862)

Paid in Capital                                                   (2,799,138)

Explanation of Proforma Adjusting entries - continued

Adjustment “c”            We adjusted for cash we received to complete this transaction from various investors this is initially in the form of notes payable until converted into shares of our common stock.

                                                Cash received – Abakan                                              $ 1,540,000

                                                Loans Payable – current                                                (1,540,000)

Adjustment “S”            To eliminate beginning stockholders’ equity accounts of MesoCoat, along with the book value portion of investment (equal to 51% ownership). Noncontrolling interest of 66% is also recognized.

                                                Common Stock – 06.01.10 (MesoCoat)                       $         3,155

                                                Paid in Capital – 06.01.10 (MesoCoat)                            4,319,607

                                                Retained Earnings – 06.01.10 (MesoCoat)            (653,578)

                                                Investment in MesoCoat – 51% (Abakan)          (1,871,284)

                                                Noncontrolling interest in MesoCoat (49%)        (1,797,900)

Adjustment “A2”         To recognize unamortized excess fair value as of June 1, 2010, to MesoCoat’s assets and liabilities assumed in the combination. Also to allocate the unamortized fair value to the noncontrolling interest. Goodwill is attributable proportionately to controlling and noncontrolling interests.

                                                Goodwill – (Abakan)                                         $ 5,977,562

                                                Investment in Mesocoat-51% (Abakan)                          (3,048,731)

                                                Noncontrolling Interest in MesoCoat-49%          (2,929,173)

Adjustment “I”            To eliminate intra-entity loss allocated for 34% interest from 06.01.10 through 02.28.11 in MesoCoat loss.

                                                Equity in MesoCoat loss (Abakan)                  $   343,474

                                                Investment in MesoCoat (Abakan)                      (343,474)

Adjustment “R”           To revalue original investment in MesoCoat 34% investment at December 11, 2009 and revalued for exercise of option investment of 17% on May 31, 2011

                                                Investment in MesoCoat                                  $  2,628,021

                                                Unrealized Gain –

                                                            Held investment remeasured                  (2,628,021)

Adjustment “Z”           To eliminate balance of investment in MesoCoat to noncontrolling interest for correct 49% balance.

                                                Noncontrolling Interest – MesoCoat                $ 1,716,371

                                                Investment in MesoCoat                                     (1,716,371)

Explanation of Proforma Adjusting entries - continued

Adjustment “Y”           To allocate MesoCoat's noncontrolling interest in loss to minority interest (49%)

                                                Noncontrolling Interest – MesoCoat                  $ 495,007

                                                Minority interest in affiliate's losses                    (495,007)

Adjustment “W”          To correct previous posted loss allocations for 34% of MesoCoat for review adjustments made

                                                Equity in MesoCoat Loss – Abakan (34%)      $ 12,060

                                                Investment in MesoCoat – Abakan                     (12,060)

Adjustment “Q”           To record money being invested in Abakan by investors for the purchase of shares in Powdermet, Inc.

                                                Cash and equivalents                                       $  1,200,000

                                                Loans Payable                                                    (1,200,000)

Adjustment “P”            To record Powdermet share purchase agreement completion of purchase agreement with Kennametal

                                                Investment in Powdermet – Abakan                $  1,200,000

Cash and equivalents                                          (1,200,000)

                                                Investment in Powdermet – Abakan                        500,000

                                                Investment Deposit – Powdermet                           (500,000)

Earnings-per-share calculation

Basic earnings per common share for the periods ended February 28, 2011 and May 31, 2010, are calculated by dividing net income by weighted-average common shares outstanding during the period. Diluted earnings per common share for the periods ended February 28, 2011 and May 31, 2010, are calculated by dividing net income by weighted-average common shares outstanding during the period plus dilutive potential common shares, which are determined as follows:

	February 28, 2011	May 31, 2010
Net earnings from operations	$ (256,987)	$ (1,715,604)
Weighted-average common shares	56,546,209	52,393,630
Effect of potentially dilutive securities:
Warrants	2,380,000	2,300,000
Options to purchase common stock	5,500,000	3,150,000
Dilutive potential common shares	64,426,209	57,843,630

Net earnings per share from operations:
Basic	$ (0.00)	$ (0.03)
Diluted	$ (0.00)	$ (0.03)

Earnings-per-share calculation - continued

Dilutive potential common shares are calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all warrants and options are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities. The increasing number of warrants used in the calculation is a result of the increasing market value of the Company’s common stock. In periods where losses are reported the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.